Exhibit 99.2

Carvana Announces Fourth Quarter and Full Year 2018 Results

Fourth Quarter 2018

Retail Units Sold of 27,750, an increase of 105% YoY
Revenue of $584.8 Million, an increase of 121% YoY
Total Gross Profit (incl. gift) of $56.1 Million, an increase of 156% YoY
Total gross profit per unit ex-Gift was $2,131, an increase of $512

Full Year 2018

Retail Units Sold of 94,108, an increase of 113% YoY
Revenue of $1.96 Billion, an increase of 128% YoY
Total Gross Profit (incl. gift) of $196.7 Million, an increase of 189% YoY
Total gross profit per unit ex-Gift was $2,133, an increase of $594

PHOENIX – Feb. 27, 2019 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying used cars, today announced financial results for the quarter ended Dec. 31, 2018. Carvana’s complete fourth quarter 2018 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.

“Carvana closed out a strong 2018 with its 20th consecutive quarter of triple-digit unit and revenue growth. This made us the fastest growing public auto retailer in the country," said Ernie Garcia, Carvana founder and CEO. “Our ability to execute at even greater scale continues to give us confidence in our path to selling 2 million cars per year.”

Conference Call Details

Carvana will host a conference call today, Feb. 27, 2019, at 5:30 p.m. EST (2:30 p.m. PST) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715, and ask for “Carvana Earnings.” A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until March 6, 2019, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10128179#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2018. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures

As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management, and which we believe are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.

Reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements are included at the end of this press release.

About Carvana (NYSE: CVNA)
Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 15,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram or Twitter.

Investor Relations:
Carvana
Mike Levin
investors@carvana.com

or

Media Contact:
Carvana
Kate Carver
carvana@icfnext.com

CARVANA CO. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we also present the following non-GAAP measures: gross profit ex-Gift and gross profit per unit ex-Gift. We believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Gross Profit ex-Gift and Gross Profit per Unit ex-Gift

Gross Profit ex-Gift and Gross Profit per Unit ex-Gift are non-GAAP supplemental measures of operating performance that do not represent and should not be considered an alternative to gross profit, as determined by GAAP. Gross Profit ex-Gift is defined as gross profit before compensation expense related to the 100k Milestone Gift included in cost of sales. Gross Profit per Unit ex-Gift is Gross Profit ex-Gift divided by units sold. We use Gross Profit ex-Gift to measure the operating performance of our business and Gross Profit per Unit ex-Gift to measure our operating performance relative to our units sold. We believe that Gross Profit ex-Gift and Gross Profit per Unit ex-Gift are useful measures to us and to our investors because they exclude the expense associated with the 100k Milestone Gift recognized in cost of sales. We expect the 100k Milestone Gift to be a one-time award program for which we will recognize varying amounts of expense beginning in the second half of 2018 and continuing through the first half of 2020, and therefore we believe the related expense does not reflect our core operations, is not included in our past operations, and may not be indicative of our future operations. Additionally, the shares issued to settle the 100k Milestone Gift are offset by share contributions from Mr. Garcia to the Company, therefore we expect the impact on shares outstanding to be nearly zero. We believe that excluding it enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

A reconciliation of the Gross Profit ex-Gift amounts to each corresponding gross profit amount, which are the most directly comparable GAAP measures and include expenses attributable to the 100k Milestone Gift, and calculations of each Gross Profit per Unit ex-Gift amount are as follows (dollars in thousands, except per unit amounts):

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Total gross profit	$56,134	$21,890	$196,709	$68,091
100k Milestone Gift in total cost of sales	3,002	—	4,003	—
Total Gross Profit ex-Gift	$59,136	$21,890	$200,712	$68,091

Used vehicle unit sales	27,750	13,517	94,108	44,252
Total Gross Profit per Unit ex-Gift	$2,131	$1,619	$2,133	$1,539